As filed with the Securities and Exchange Commission on November 3, 1997
                                           Registration No. 33-_____

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
                         ______________

                            FORM S-8
              POST EFFECTIVE AMENDMENT NUMBER ONE
                              TO
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                        _______________

                     LSI LOGIC CORPORATION
       (Exact name of issuer as specified in its charter)

  DELAWARE                                   94-2712976
(State of Incorporation)      (I.R.S. Employer Identification No.)

                    1551 McCarthy Boulevard
                  Milpitas, California  95035
            (Address of Principal Executive Offices)

                     LSI LOGIC CORPORATION
                   1991 EQUITY INCENTIVE PLAN
                      AMENDED AND RESTATED

                     LSI LOGIC CORPORATION
          INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the Plan)

                        David E. Sanders
                Vice President, General Counsel
                     LSI LOGIC CORPORATION
      1551 McCarthy Boulevard, Milpitas, California  95035
                         (408) 433-8000
   (Name, address and telephone number of agent for service)

This Post-Effective Amendment Number One shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933 as amended.

                CALCULATION OF REGISTRATION FEE
No additional registration fee is due because no additional shares are being registered.
                          Part II
                  INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 4.   Description of Securities.

          The class of securities to be offered is registered under
     Section 12 of the Securities Exchange Act of 1934, as amended.

          With respect to securities to be offered to employees of the LSI Logic Corporation (the "Company") or LSI Logic Israel Ltd., a subsidiary corporation of the Company, which are subject to the securities laws of the State of Israel, the following legend shall apply:

        "THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL HAS EXEMPTED LSI LOGIC CORPORATION AND LSI LOGIC ISRAEL LTD. FROM THE REQUIREMENT UNDER ISRAELI LAW TO OBTAIN A PERMIT WITH REGARD TO THIS FORM S-8. NOTHING IN THE EXEMPTION GRANTED SHALL BE CONSTRUED AS AUTHENTICATING THE MATTERS CONTAINED IN THIS FORM S-8 OR AS AN APPROVAL OF THEIR RELIABILITY OR ACCURACY OR AN EXPRESSION OF AN OPINION AS TO THE QUALITY OF THE SECURITIES OFFERED HEREBY."

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, LSI Logic Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Number One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 28 day of October, 1997.

                              LSI LOGIC CORPORATION


                              By:      /s/  R. Douglas Norby
                                     R. Douglas Norby
                                     Executive Vice President,
                                     Finance and
                                     Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment Number One to the Registration Statement has been signed by the following persons in the capacities and on this 28 day of October 1997.

     Signature                     Title

/s/ Wilfred J. Corrigan            Chief Executive Officer and
(Wilfred J. Corrigan)              Chairman of the Board of Directors
                                   (Principal Executive Officer)

/s/ R. Douglas Norby               Executive Vice President, Finance
(R. Douglas Norby)                 and Chief Financial Officer
                                   (Principal Financial and
                                        Accounting Officer)

T.Z. Chu*                          Director
(T.Z. Chu)

Malcolm R. Currie*                 Director
(Malcolm R. Currie)

James H. Keyes*                    Director
(James H. Keyes)

*By:  /s/ Wilfred J. Corrigan, Attorney-in-fact

                         EXHIBIT INDEX

Exhibit Number Description

3.1 Amended and Restated Certificate of Incorporation of the Company filed September 20, 1997. (1)

4.1            International Employee Stock Purchase Plan. (2)

4.5            1991 Equity Incentive Plan Amended and Restated. (1)

5.             Opinion of Counsel regarding legality of securities. (2)

5.1            Opinion of Counsel as to legality of securities. (1)

23.1           Consent of Independent Accountants. (1)

23.2           Consent of Independent Auditors. (2)

24.1           Power of Attorney. (1)(2)

(1) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-34285) which became effective on September 25, 1997

(2) Incorporated by reference to exhibits filed with the Company's Registration Statement on Form S-8 (No. 333-12887) which became effective on September 27, 1996